Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Planet 13 Holdings Inc. of our report dated March 26, 2025 relating to the consolidated financial statements contained within the Planet 13 Holdings Inc. Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

July 22, 2025